LEASE

AGREEMENT OF LEASE, made as of this 30 day of Jan, ~~2017~~ 2018 between **535 REALTY MANAGEMENT CORP.**, a New York corporation, having its principal office at 535 Broad Hollow Road, Melville, New York 11747 (hereinafter referred to as "Landlord"), and **INTELLICHECK, INC.**, a Delaware corporation, having its principal place of business at **100 Jericho Quadrangle, Suite 202, Jericho, NY 11753** (hereinafter referred to as "Tenant").

WITNESSETH: Landlord and Tenant hereby covenant and agree as follows:

1. **SPACE:** Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the space substantially as shown on the Rental Floor Plan known as **Suite B51**, initialed by the parties and made part hereof as Exhibit "1" (hereinafter referred to as the "Demised Premises" or "Premises") in the building located at 535 Broad Hollow Road, Melville, New York (hereinafter referred to as the "Building") which the parties agree is approximately **3,825** rentable SF.

2. **TERM**: The term "Term" or "Demised Term" of this lease is 3 years and one month commencing on **March 1 2018** (hereinafter referred to as the "Term Commencement Date") and shall terminate on **March 31, 2021** (hereinafter referred to as the "Expiration Date"), unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this lease or pursuant to law. "Term" or "Demised Term" shall also include any Renewal Term (as hereinafter defined). Upon signing of the lease, no later than **December 20 2017**, tenant will pay the first month's rent and one months' security equal to the last month's rent totaling $15,108.99 of which **$14,481.28 was paid by <u>bank check</u>**. Tenant shall have two (2) options to renew this lase for three (3) or five (5) years each (each a "Renewal Term"), at the election of Tenant provided Tenant gives Landlord notice of its desire to extend the Term at least six (6) months prior to the expiration of the then-current Term. Rent during each Renewal Term shall b as set forth on Schedule "C".

3. **RENT**: (A) The rental rate shall be as follows:

For the first year, the annual rent is **$87,975.00 ($19.50 + $3.50 electric per s.f.) (less abated month of $7331.25))** payable **$7331.25** per month for the first and third through the twelfth month, the second month is abated.
For the second year, the annual rent is **$90,614.25**, payable **$7551.19** per month for the first through the twelfth month,
For the third year, the annual rent is **$93,332.68**, payable **$7777.73** per month for the first through the thirteenth month,

which Tenant agrees to pay to Landlord, without notice or demand, in lawful money of the United States which shall be legal tender in payment of the debts and dues, public and private, at the time of payment in advance on the **first day of each calendar month** during the Demised Term at the office of the Landlord, or at such other place as Landlord shall designate, except that Tenant shall pay the first and last two monthly installments on the execution hereof. Tenant shall pay the rent as above and as hereinafter provided, without any set off or deduction whatsoever.

(B) Tenant must pay the rent, as required, directly to the Landlord as designated and to no other party unless so directed by Landlord.

4. **USE**: (A) The Tenant shall use and occupy the Demised Premises only for executive and administrative offices and for no other purpose without the consent of the Landlord.

(B) Tenant shall not use or occupy, suffer or permit the Premises, or any part thereof, to be used in any manner which would in any way, in the reasonable judgment of the Landlord, (i) violate any laws or regulations of public authorities; (ii) make void or voidable any insurance policy then in force with respect to the Building; (iii) impair the appearance, character or reputation of the Building; (iv) discharge objectionable fumes, vapors or odors into the Building, air-conditioning systems or Building flues or vents in such a manner as to offend other occupants. Except as otherwise set forth herein, the provisions of this Section shall not be deemed to be limited in any way to or by the provisions of any other Section or any Rule or Regulation.

(C) The emplacement of any equipment which will impose an evenly distributed floor load in excess of 100 pounds per square foot shall be done only after written permission is received from the Landlord. Such permission will be granted only after adequate proof is furnished by a professional engineer that such floor loading will not endanger the structure. Except with respect to HVAC equipment installed by Landlord, business machines and mechanical equipment in the Premises shall be placed and maintained by Tenant, at Tenant's expense, in such manner as shall be sufficient in Landlord's reasonable judgment to absorb vibration and noise and prevent annoyance or inconvenience to Landlord or any other tenants or occupants of the Building.

(D) Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy (temporary or permanent) issued for the Building or portion thereof of which the Demised Premises form a part.

(E) Tenant shall have access to the Premises 24 hours a day, 365 days a year through the use of 24/7 access cards ("Access Cards"). Landlord will provide twenty (20) complimentary Access Cards at no expense to Tenant. Tenant may purchase additional Access Cards for $50 per card. Building services are provided during Building Hours (as defined below) and at such other times as requested by Tenant. However, beyond 55 hours a week, normal services are only provided at the request of Tenant and at an additional expense at a price to be reasonably determined by Landlord. Tenant agrees to assume responsibility and acknowledges that there will be limited services outside of Building Hours. Only emergency lights will be on in public areas and corridors outside of Building Hours. Tenant agrees not to knowingly compromise the security of the Building by leaving any door open and available to unauthorized individuals.

(F) Tenant shall have the right to use the Building amenities subject to the Building Rules and Regulations.

5. **LANDLORD ALTERATION**: Landlord will carpet and paint the Demised Premises as per Landlord's samples. Landlord will perform the additional turn-key build-out as outlined in Schedule "A" including, without limitation, installation of an additional HVAC unit in the server room.

6. **SERVICES**: (A) Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and Saturday's from 8:00 am to 1:00pm, excluding legal holidays ("Building Hours"), shall provide normal services including electricity, janitorial, heat and air conditioning to the Tenant's Demised Premises and the "Common Area" of the Building. Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, other than typewriters, computers, copy machines, fax machines, lamps and small office machines which consume comparable amounts of electricity, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's judgment the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

(B) HVAC. (a) The Landlord shall maintain the HVAC system (providing heating, air conditioning and ventilation) and use all reasonable care to keep the same in proper and efficient operating condition and in a first class manner similar to other similar buildings in the same geographical area. The HVAC system is designed to provide an approximate average temperature between sixty-eight (68) and seventy-six (76) degrees Fahrenheit during Business Hours depending on the temperature and humidity (Interior conditions of 78 degrees dry bulb and

50% relative humidity when outside conditions are 95 degrees dry bulb and 75 degrees wet bulb and winter conditions of 68 degrees interior with outside conditions of 0 degrees). The Landlord shall in no way be responsible for mechanical failures or breakdowns of heating/air conditioning systems when they arise from conditions not within its control and not due to its negligence. Landlord shall in no event be responsible for the failure of the HVAC system to meet the requirements hereinbefore specified if such failure results from the occupancy of the Demised Premises with more than average of one person for each 100 square feet of usable area or if Tenant installs and operates lighting, machines and appliances, the total demand electrical load of which exceeds 4-1/2 watts per square foot of usable area or for any other reason beyond Landlord's control.

(b) Notwithstanding the foregoing, provided Tenant is not in default beyond any applicable notice and cure period, if Tenant desires that HVAC be provided in excess of 55 hours a week at times other than during Business Hours, then Landlord shall provide HVAC to Tenant at Tenant's sole cost and expense upon written notice from and payment by Tenant as hereinafter specified ("Overtime HVAC"). Tenant agrees that Landlord's failure to operate such system in the absence of such notice and payment shall not be deemed a partial or other eviction, disturbance of Tenant's use, enjoyment or possession of the Demised Premises and shall not render Landlord liable for damages or otherwise, and Tenant shall not be relieved from any obligations under this lease. Tenant must provide written notice to Landlord specifying the dates and times such Overtime HVAC is required as follows: twenty-four (24) notice in the case of such Overtime HVAC to be provided on business days Tuesday through Friday; notice by the preceding Thursday in the case of such Overtime HVAC on a Saturday, Sunday or Monday; and in the case of any holidays, one (1) week prior written notice. The hourly rate for Overtime HVAC air-conditioning shall be, as of the date of this lease, $10.00 per hour and for Overtime HVAC heating shall be, as of the date of this lease, $7.00 per hour. In the event of any increase in costs of supplying Overtime HVAC due to increases in the local utility costs and/or rates, such Overtime HVAC hourly rate shall be adjusted accordingly.

7. **LANDLORD REPAIRS**: Landlord, at its expense, will make all the repairs to and provide the maintenance of the Demised Premises (excluding painting and decorating) and for all public areas and facilities except such repairs and maintenance as may be necessitated by the negligence, improper care or use of such Premises and facilities by Tenant, its agents, employees, licensees or invitees, which will be made by Landlord at Tenants' expense.

8. **WATER SUPPLY**: Landlord, at its expense, shall furnish hot and cold or tempered water for lavatory purposes.

9. **PARKING FIELD**: Tenant shall have the right to use parking spaces for the parking of automobiles of the Tenant, its employees and invitees, in the Parking area reserved for Tenants of the Building (hereinafter sometimes referred to as "Building Parking Area") subject to the Rules and Regulations now or hereafter adopted by Landlord. Landlord will provide four (4) parking spaces per 1,000 SF. Tenant shall not use nor permit any or its officers, agents or employees to use any parking spaces in excess of Tenant's allotted number of spaces therein.

10. **DIRECTORY**: Landlord will furnish in the lobby of the Building a directory which will contain one listing requested by Tenant. Landlord's acceptance of any name for listing on the directory will not be deemed, nor will it substitute for Landlord's consent, as required by this lease, to any sublease, assignment or other occupancy of the Premises.

11. **TAXES AND OTHER CHARGES**: Omitted.

12. **TENANT'S REPAIRS**: Tenant shall take good care of the Demised Premises and, subject to the provisions of Article 7 hereof, Landlord, at the expense of Tenant, shall make all repairs in and about Demised Premises necessary to preserve them in good order and condition as and when needed as a result of misuse or neglect by Tenant or Tenant's servants, employees, agents or licensees,. Except as provided in Article 24 hereof, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of the Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs, alterations, additions or improvements in or to any portion of the Building or the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof, and no liability upon Landlord for failure of Landlord or others to make

any repairs; alterations, additions or improvements in or to any portion of the Building or of the Demised Premises, or in or to the fixtures, appurtenances or equipment thereof.

13. **FIXTURES AND INSTALLATIONS**: All appurtenances, fixtures, improvements, additions and other property attached to or built into the Demised Premises, whether by Landlord or Tenant or others, and whether at Landlord's expense, or Tenant's expense, or the joint expense of Landlord and Tenant, shall be and remain the property of Landlord, except that any such fixtures, improvements, additions and other property installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Landlord, whether pursuant to Schedule A or otherwise, and which are removable without material damage to the said Premises may, at the election of Tenant, be removed by Tenant on condition that Tenant shall repair at its expense any damage to the Demised Premises or the Building resulting from such removal. All the outside walls of the Demised Premises including corridor walls and the outside entrance doors to the Demised Premises used for shafts, stacks, pipes, conduits, ducts or other building facilities, and the use thereof, as well as access thereto in and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are expressly reserved to Landlord, and Landlord does not convey any rights to Tenant therein. Notwithstanding the foregoing, Tenant and Tenant's representatives, employees and invitees shall enjoy full right of access to the Demised Premises through the public entrances, public corridors and public areas within the Building.

14. **ALTERATIONS**: (A) After completion of the Demised Premises, Tenant shall make no alterations, installations, additions or improvements (hereinafter collectively referred to as "Improvements") in or to the Demised Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and then only by contractors or mechanics reasonably approved by Landlord and at such times and in such manner as Landlord may from time to time designate. Notwithstanding, Tenant shall be entitled to make non-structural alterations that do not exceed $10,000.00 per alteration and $25,000.00 cumulatively per annum without Landlord's approval.

(B) All Improvements done by Tenant shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, and (ii) rules and regulations of the Landlord attached as Schedule "B".

(C) Plans and specifications prepared by and at the expense of Tenant shall be submitted to Landlord for its prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed; no installations or work shall be undertaken, started, or begun by Tenant, its agents, servants or employees, until Landlord has approved such plans and specifications; and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or labor and/or materials if use of such contractors and/or labor and/or materials would or will create any difficulty with Landlord's contractors and/or labor engaged by Landlord in the construction, maintenance and/or operation of the Building or any part thereof.

(D) Tenant's right to make Improvements shall be subject to the following additional conditions, which conditions may be waived by Landlord in its sole and absolute discretion: (i) the Improvements will not result in a violation of, or require a change in, any Certificate of Occupancy applicable to the Premises in the Building; (ii) the outside appearance, character or use of the Building shall not be affected; (iii) no part of the Building outside of the Premises shall be physically affected; and (iv) the proper functioning of any air conditioning, elevator, plumbing, electrical, sanitary, mechanical and other service or utility system of the Building shall not be affected.

(E) Tenant shall defend, indemnify and save harmless Landlord against any and all mechanics' and other liens filed in connection with Tenant's Improvements, repairs or installations, including the liens of any conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Premises and against any loss, cost, liability, claim, damage and expense, including reasonable counsel fees, penalties and fines incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon. As a condition precedent to Landlord's consent to the making by Tenant of

Improvements, Tenant agrees to obtain and deliver to Landlord, written and unconditional waivers of mechanics' liens for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, material men and laborers to become involved in such work.

Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within ten (10) business days of the filing of such lien against the Premises or the Building. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings.and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the maximum legal rate then prevailing from the respective dates of Landlord's making of the payments or incurring of the cost and expense, shall constitute additional rent and shall be paid on demand.

15. **REQUIREMENTS BY LAW**: (A) Tenant, at Tenant's sole cost and expense, shall comply with all statutes, laws, ordinances, orders, regulations and notices of Federal, State, County and Municipal authorities, and with all directions, pursuant to law, of all public officers, which shall impose any duty upon Landlord or Tenant with respect to the Demised Premises or the use or occupation thereof, except that Tenant shall not be required to make any structural alterations in order so to comply unless such alterations shall be necessitated or occasioned, in whole or in part by the acts, omissions, or negligence of Tenant or any person claiming through or under tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of Demised Premises by Tenant, or any such person. To best of Landlord knowledge, Landlord hereby represents and warrants that the Premise, the Building and the Common Areas are in compliance with all government regulations, including, without limitation, the Americans with Disabilities Act.

(B) The parties acknowledge that there are certain Federal, State and local laws, regulations and guidelines now in effect and that additional laws, regulations and guidelines may hereafter be enacted, relating to or affecting the Premises, the Building, and the land of which the Premises and the Building may be part, concerning the impact on the environment of construction, land use, the maintenance and operation of structures and the conduct of business. Tenant will not cause, or permit to be caused, any act or practice, by negligence, omission, or otherwise, that would adversely affect the environment or do anything to be done that would violate any of said laws, regulations, or guidelines. Any violation of this covenant shall be an event of default under this lease. To best of Landlord knowledge, Landlord represents and warrants that there are no liens or encumbrances on the Demised Premises that will prevent the use of the Demised Premises by Tenant for the permitted use set forth herein.

(C) To best of Landlord's knowledge, Landlord represents and warrants that the Building and the Demised Premises is free from environmentally hazardous materials and Landlord, . Tenant covenants that it will not deposit, store, dispose, dump, inject, spill, leak or otherwise place or release upon or in the premises, a hazardous or toxic waste, waste product, or substance as defined in 42 USC Section 9601 or as defined in any other statute, rule or regulation of any governmental authority.

16. **END OF TERM**: (A) Upon the expiration or other termination of the Term of this lease, Tenant shall, at its own expense, quit and surrender to Landlord the Demised Premises, broom clean, in good order and condition, ordinary wear, tear and damage by fire or other casualty excepted, and Tenant shall remove all of its property and shall pay the cost to repair all damage to the Demised Premises or the Building occasioned by such removal. Any property not removed from the Premises shall be deemed abandoned by Tenant and may be retained by Landlord, as its property, or disposed of in any manner deemed appropriate by Landlord. Any expense incurred by Landlord in removing or disposing of such Tenant's property shall be reimbursed to Landlord by Tenant on demand. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover or summary proceedings which Landlord may institute to enforce the foregoing provisions of this Article. Tenant's obligation to observe or perform this

covenant shall survive the expiration or other termination of the Term of this Lease. If the last day of the Term of this lease or any renewal hereof falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

(B) If Tenant shall hold over after the end of the Term, such holding over shall be unlawful and in no manner constitute a renewal or an extension of the lease and no notice of any kind shall be required prior to any commencement of summary proceeding and Tenant hereby waives any such right. However, during such holdover time Tenant shall have all of the obligations of this lease, including payment of rent at a monthly rate equal to 125% of the then escalated gross rental rate during the first month of the last year of occupancy before the end of the expired term (the "Previous Rent") for the first two months of the holdover period, and 150% of the Previous Rent for any holdover period thereafter, plus any escalations or additional rent provided for in this lease.

17. **QUIET ENJOYMENT**: Landlord covenants and agrees with Tenant that upon Tenant paying the Rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises during the Term of this lease without hindrance or molestation by anyone claiming by or through Landlord., subject, nevertheless, to the terms, covenants and conditions of this lease including, but not limited to Article 22.

18. **SIGNS**: Landlord will provide a plaque with Tenant's name, one listing, next to the exterior door. No other signs may be posted on the exterior door(s) and walls.

19. **RULES AND REGULATIONS**: Tenant and Tenant's agents, employees, visitors, and licensees shall faithfully observe and strictly comply with, and shall not permit violation of the Rules and Regulations set forth on Schedule "B" annexed hereto and made part hereof, and with such further reasonable Rules and Regulations as Landlord at any time may make and communicate in writing to Tenant which, in Landlord's reasonable judgment, shall be necessary for the reputation, safety, care of appearance of the Building and the land allocated to it or the preservation of good order therein, or the operation or maintenance of the Building, and such land, its equipment, or the more useful occupancy or the comfort of the tenants or others in the Building. Landlord shall not be liable to Tenant for the violation of any of said Rules and Regulations, or the breach of any covenant or condition in any lease by any other tenant in the Building. Notwithstanding the above, Landlord shall not be permitted to materially alter or change the terms and conditions of this lease through the imposition of new or changed Rules and Regulations.

20. **RIGHT TO SUBLET**: (A) The Tenant covenants that it shall not assign this lease nor sublet the Demised Premises or any part thereof without the prior written consent of Landlord in each instance, such consent not to be unreasonably withheld and time shall be of the essence, except on the conditions hereinafter stated. The Tenant may assign this Lease or sublet the Demised Premises with Landlord's written reasonable consent, providing:

(i) That such assignment or sublease is for a use which is in compliance with the then existing zoning regulations and the Certificate of Occupancy;

(ii) That at the time of such assignment or subletting, there is no default under the terms of this Lease on the Tenant's part;

(iii) That in the event of an assignment, the assignee assumes in writing the performance of all of the terms and obligations of the within lease;

(iv) That a duplicate original of said assignment or sublease be delivered by registered mail to the Landlord at the address herein set forth within ten (10) days from the said assignment or sublease and within ninety (90) days of the date that Tenant first advises Landlord of the name and address of the proposed subtenant or assignee as required, pursuant to subparagraph (B) hereof;

(v) Transfer of the majority of the stock of a corporate Tenant to an unaffiliated entity shall be deemed as assignment.

(vi) If this lease be assigned, or if the Demised Premises or any part thereof be under let or occupied by anybody other than Tenant, Landlord may after default by Tenant collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, under-letting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained;

(B) The consent by the Landlord to the assignment or underwriting shall not in any way be construed to relieve Lessee from obtaining the express consent in writing of owner to any further assignment or under-letting nor shall it be construed as to release Tenant from any and all obligations of Tenant hereunder.

(C) Tenant may, without the consent of Landlord, assign this lease to an affiliated (i.e. a corporation 20% or more of whose capital stock is owned by the same stockholders owning 20% of Tenant's capital stock or more), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all or substantially all of its assets or with which it may be consolidated or merged, provided such purchasing, consolidated, merged or affiliated or subsidiary corporation shall, in writing assume and agree to perform all of the obligations of Tenant under this lease and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this lease by reason of such assignment.

21. **LANDLORD'S ACCESS TO PREMISES**: (A) Upon 24-hr. notice, Landlord or Landlord's agents shall have the right to enter and/or pass through the Demised Premises at reasonable times on reasonable notice, except in an emergency, to examine the same, and to show them to ground lessors, prospective purchasers or lessees or mortgagees of the Building, and to make such repairs, improvements or additions as Landlord may deem necessary or desirable and Landlord shall be allowed to take all material into and upon and/or through said Demised Premises that may be required thereforrequired hereunder. During the year prior to the expiration of the Term of this lease, or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants or purchasers at reasonable hours and without unreasonably interfering with Tenant's business. If Tenant shall not be personally present to open and permit an entry into said premises at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key or forcibly, without rendering Landlord or such agent liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property) provided advance notice has been given to Tenant (except in the event of an emergency threatening human life or material damage to the Demised Premises or the Building, in which event, advance notice shall not be required).

(B) Landlord shall also have the right at any time, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that Landlord shall make no change in the arrangement and/or location of entrances or passageways or other public parts of the Building which will adversely affect in any material manner Tenant's use and enjoyment of the Demised Premises. Landlord shall also have the right, at any time, to name the Building, including, but not limited to, appropriate signs and/or lettering on any or all entrances to the Building, and to change the name, number or designation by which the Building is commonly known.

(C) Neither this lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences, and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant. Notwithstanding the foregoing, in no event may Landlord discontinue the use of any passages or concourses that would materially impact Tenant's or Tenant's employees', representatives' and invitees' access to the Demised Premises.

(D) Except as otherwise set forth in this lease, the exercise by Landlord or its agents of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to

any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord, or its agents, or upon any lessor under any ground or underlying lease, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

22. **SUBORDINATION**: (A) This lease and all rights of Tenant hereunder are, and shall be, subject and subordinate in all respects to all ground leases and/or underlying leases and to all first mortgages and building loan agreements which may now or hereafter be placed on or affect such leases and/or the Real Property of which the Demised Premises form a part, or any part or parts of such Real Property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section A shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

(B) Without limitation of any of the provisions of this lease, in the event that any mortgagee or its assigns shall succeed to the interest of Landlord or of any successor-landlord and/or shall have become lessee under a new ground or underlying lease, then, at the option of such mortgagee, this lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or its assigns and to recognize such mortgagee or its respective assigns as its Landlord.

(C) Tenant shall, at any time and from time to time upon not less than five days' prior notice by Landlord (but in no event more than twice in any 12-month period), execute, acknowledge and deliver to Landlord a statement in writing certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modification) and the dates to which the Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this lease, and if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or lessee of said real property or any interest or estate therein, any mortgagee or prospective mortgagee thereof or any prospective assignee of any mortgage thereof. If, in connection with obtaining financing for the Building and the land allocated to it, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

23. **PROPERTY LOSS, DAMAGE REIMBURSEMENT**: (A) Landlord or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise except to the extent caused by the negligence or willful misconduct of Landlord or its agents, servants or employees. Landlord or its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, electrical disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work except to the extent caused by or arising out of the negligence or willful misconduct of Landlord, its agents, servants or employees; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building. If at any time any windows of the Demised Premises are temporarily closed or darkened incident to or for the purpose of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall reimburse and compensate Landlord as additional rent for all reasonable out-of-pocket expenditures made by, or damages or fines sustained or incurred by Landlord due to non-performance or non-compliance with or breach or failure to observe any

term, covenants or condition of this lease upon Tenant's part to be kept, observed, performed or complied with. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Demised Premises or in the Building or of defects therein or in any fixtures or equipment.

TENANT'S INDEMNITY: (B) Tenant shall indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations arising from the conduct or management of or from any work or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in and on the Demised Premises during the term of this lease and during the period of time, if any prior to the specified commencement date that Tenant may have been given access to the Demised Premises for the purpose of making installations, and will further indemnify and save harmless Landlord against and from any and all claims arising from any condition of the Demised Premises due to or arising from the gross negligence or intentional misconduct of Tenant or any of its agents, contractors, servants, employees, licensees or invitees and against and from all costs, expenses, and liabilities incurred in connection with any such claim or claims or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, agrees that Tenant, at Tenant's expense, will resist or defend such action or proceeding and will employ counsel therefor reasonably satisfactory to Landlord.

(C) Landlord shall indemnify, defend and save harmless Tenant from any and all claims, costs, expenses, and liabilities incurred in connection with any claim (i) which arises from defective conditions of the Building or the Demised Premises (excluding any latent defects), including any conditions that pre-date Tenant's occupancy of the Demised Premises and which are not caused by the negligence or willful misconduct of Tenant or Tenant's agents, representatives, employees, invitees or licensees, or (ii) are caused by the gross negligence or willful misconduct of Landlord. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, agrees that Landlord, at Landlord's expense, will resist or defend such action or proceeding and will employ counsel therefor and consult with Tenant regarding same.

24. **DESTRUCTION - FIRE OR OTHER CASUALTY**: (A) If the Premises or any part thereof shall be damaged by fire or other casualty and Tenant gives prompt notice thereof to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage. The Rent shall be abated to the extent that the Premises shall have been rendered un-tenantable, such abatement to be from the date of such damage or destruction to the date the Premises shall be restored to the condition that existed prior to such damage or destruction, in proportion which the area of the part of the Premises so rendered un-tenantable bears to the total area of the Premises.

(B) If the Premises shall be totally damaged or rendered wholly un-tenantable by fire or other casualty, and Landlord or Tenant has not terminated this lease pursuant to Subsection (C) and Landlord has not completed the making of the required repairs and restored and rebuilt the Premises and/or access thereto within nine (9) months from the date of such damage or destruction, and such additional time after such date (but in no event to exceed six (6) months), as shall equal the aggregate period Landlord may have been delayed in doing so by unavoidable delays or adjustment of insurance, Tenant may serve notice on Landlord of its intention to terminate this lease, and if within thirty (30) days thereafter Landlord shall not have completed the making of the required repairs and restored and rebuilt the Premises, this lease shall terminate on the expiration of such thirty (30) day period as if such termination date were the Expiration Date, and the Rent and additional rent shall be apportioned as of such date of sooner termination and any prepaid portion of Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

(C) If the Premises shall be totally damaged or rendered wholly un-tenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall been damaged by such fire or other casualty), then in any of such events Landlord or Tenant may, at its option, terminate this lease and the Term and estate hereby granted. In the event that such notice of termination shall be given, this lease and the Term and estate hereby granted, shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date, and the Rent and additional rent shall be apportioned as of such

date or sooner termination, and any prepaid portion of Rent and additional rent for any period after such date shall be refunded by Landlord to Tenant.

(D) Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof. Landlord will not carry insurance of any kind on Tenant's personal property, and Landlord shall not be obligated to repair any damage thereto or replace the same.

(E) This lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of such express agreement, shall have no application in such case.

25. **INSURANCE**: (A) Tenant shall not do anything, or suffer or permit anything to be done in or about the Premises which shall (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises or (b) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein at the beginning of the Term or at any time thereafter. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body.

(B) If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and all such other tenants or occupants, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants or occupants because of such act or omission on the part of Tenant.

(C) In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or make up of insurance rates for the Building or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the Premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such Premises.

(D) Tenant shall obtain and keep in full force and effect during the Term, at its own cost and expense, (a) General Liability Insurance, such insurance to afford protection in an amount of not less than One Million ($1,000,000) Dollars for injury or death or property damage arising out of any one occurrence ($2,000,000 aggregate), , protecting Landlord and Tenant as named insureds against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to, or connected with the Premises or any part thereof and (b) insurance against loss or damage by fire, and such other risks and hazards as are insurable under present and future standard forms of fire and extended coverage insurance policies, to tenant's property for the full insurable value thereof, protecting Landlord and Tenant as named insureds.

(E) Said insurance is to be written in form and substance satisfactory to Landlord by a good and solvent insurance company of recognized standing, admitted to do business in the State of New York, which shall be reasonably satisfactory to Landlord. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event the Tenant agrees to pay the amount thereof, plus interest at the legal rate then prevailing, to Landlord on demand and said sum shall be in each instance collectible as Additional Rent on the first day of the month following the date of payment by Landlord. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will be non-cancelable except upon twenty (20) days written notice to Landlord. On the Commencement Date the original insurance policies or appropriate certificates shall be deposited with Landlord. Any renewals, replacements or endorsements thereto shall also be deposited with Landlord to the end that said insurance shall be in full force and effect during the Term.

Initials: Tenant bjw Landlord

(F) Each party agrees to use its best efforts to include in each of its insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord, and insuring Tenant's property, in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable (a) an express agreement that such policy shall not be invalidated if the assured waives or has waived before the casualty the right of recovery against any party responsible for a casualty covered by the policy, or (b) any other form of permission for the release of the other party, or (c) the inclusion of the other party as an additional insured, but not a party to whom any loss shall be payable. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall so notify the other party promptly after learning thereof. In such case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional assured in the policy, but not a party to whom any loss shall be payable. Each such policy which shall so name a party hereto as an additional assured shall contain, if obtainable, agreements by the insurer that the policy will not be canceled without at least twenty (20) days prior notice to both assureds and that the act or omission of one assured will not invalidate the policy as to the other assured.

(G) As long as Landlord's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (F) or name the Tenant as an additional assured, Landlord hereby waives (a) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (b) any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's fire insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force or effect.

(H) As long as Tenant's fire insurance policies then in force include the waiver of subrogation or agreement or permission to release liability referred to in Subsection (F), or name the Landlord as an additional assured Tenant hereby waives (and agrees to cause any other permitted occupants of the premises to execute and deliver to Landlord written instruments waiving) any right of recovery against Landlord, any other tenants or occupants of the Building, and any servants, employees, agents or contractors of Landlord or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time Tenant's fire insurance carriers shall not include such or similar provisions in Tenant's fire insurance policies, the waiver set forth in the foregoing sentence shall, upon notice given by Tenant to Landlord, be deemed of no further force or effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Tenant, or any other permitted occupant of the Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

26. **EMINENT DOMAIN**: (A) In the event that the whole of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the Demised Premises shall be so condemned or taken, then effective as of the date of vesting of title, the Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised Premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then (a) Landlord or Tenant (whether or not the Demised Premises be affected) may, at its option, terminate this lease and the Term and estate hereby granted as of the date of such vesting of title by notifying the other party in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title or (b) if neither Landlord nor Tenant elects to terminate this lease, as aforesaid, this lease shall be and remain unaffected by such condemnation or taking, except that the Rent shall be abated to the extent, if any, hereinabove provided in this Article 26. In the event that only a part of the Demised Premises shall be so condemned or taken and this lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

(B) In the event of a termination in any of the cases hereinabove provided, this lease and the Term and estate granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this lease, and the rent hereunder shall be apportioned as of such date.

(C) In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, except any award made for the value of the estate vested by this lease in Tenant, and Tenant shall be entitled to receive such award, and Tenant may file a claim for any taking of non-movable fixtures owned by Tenant and for moving expenses incurred by Tenant. It is expressly understood and agreed that the provisions of this Article 26 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period except that rent shall abated as aforesaid during any condemnation or taking even if only for a limited period.

27. **NONLIABILITY OF LANDLORD**: (A) If Landlord or a successor in interest is an individual (which term as used herein includes aggregates of individual, such as joint ventures, general or limited partnerships or associations) such individual shall be under no personal liability with respect to any of the provisions of this lease, and if such individual hereto is in breach or default with respect to its obligations under this lease, Tenant shall look solely to the equity of such individual in the land and Building of which the Demised Premises form a part for the satisfaction of Tenant's remedies and in no event shall Tenant attempt to secure any personal judgment against any partner, employee or agent of Landlord by reason of such default by Landlord.

(B) The word "Landlord" as used herein means only the owner in fee for the time being of the land and Building to the owners of a lease of the Building or of the land and Building) of which the Premises form a part, and in the event of any sale of the Building and land of which the Demised Premises form a part, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or between the parties and the purchaser of the Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

28. **DEFAULT**: (A) Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to as "Events of Default"):

(i) If Tenant shall default in the payment when due of any installment of Rent or in the payment when due of any additional rent, and such default shall continue for a period of five (5) days after notice by Landlord to Tenant of such default; or

(ii) If Tenant shall default in the observance or performance of any term, covenant or condition of this lease on Tenant's part to be observed or performed (other than the covenants for the payment of Rent and additional rent) and Tenant shall fail to remedy such default within ten t (10) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of ten (10) days, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

(iii) If Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or become insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

(iv) If, within sixty (60) days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceedings shall not have been dismissed, or if, within sixty (60) days after the appointment or any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

(v) If Tenant shall default in the observance or performance of any term, covenants or condition on Tenant's part to be observed or performed under any other lease with Landlord of space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

(vi) If the Demised Premises shall become abandoned for a period of fifteen (15) consecutive days; or

(vii) If Tenant's interest in this lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 20.

(viii) If, in the event of dispute hereunder, Tenant withholds the payment of rent or makes any payment of rent to any person or entity or into escrow in contravention of directions from Landlord with respect to the payment of rent hereunder.

Then, upon the occurrence, at any time prior to or during the Demised Term, of any one or more of such Events of Default, Landlord, at any time thereafter, at Landlord's option, may give to Tenant a ten (10) days' notice of termination of this lease and, in the event such notice is given, this lease and the Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said ten (10) days with the same effect as if the date of expiration of said ten (10) days were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 30,

(B) If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this lease shall have been assigned, the word "Tenant", as used in subsection (iii) and (iv) of Section 28(A), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said subsections (iii) and (iv) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Section 28(A).

29. **TERMINATION ON DEFAULT**: (A) If Tenant shall default in the payment when due of any installment of rent or in the payment when due of any additional rent and such default shall continue for a period of five (5) days after notice by Landlord to Tenant of such default, or if this lease and the Demised Term shall expire and come to an end as provided in Article 28:

(i) Landlord and its agents and servants may immediately, or at any time after such default or after the date upon which this lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

(ii) Landlord, at Landlord's option,may re-let the whole or any part or parts of the Demised premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to re-let the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to re-let the Demised Premises or any part thereof, or, in the advent of any such re-letting, for refusal or failure to collect any rent due upon any such re-letting, and no such refusal or failure shall operate to relieve Tenant of any liability under this lease or otherwise to affect any such liability Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decoration and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such re-letting or proposed re-letting, without relieving Tenant of any liability under this lease or otherwise affecting any such liability.

(B) Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this lease and the Demised Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease. In the event of a breach or threatened breach by Tenant or any persons claiming through or under Tenant, of any term, covenants or condition of this lease on Tenant's part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this lease for such breach. The rights to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

30. **DAMAGES**: (A) If this lease and the Demised Term shall expire and come to an end as provided in Article 28 or by or under any summary proceeding, or any other action or proceeding or if Landlord shall re-enter the Demised Premises as provided in Article 29 or by or under any summary proceedings or any other action or proceeding, then, in any of said events:

((i) Tenant shall pay to Landlord all Rent, additional rent and other charges payable under this lease by Tenant to Landlord to the date upon which this lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Landlord, as the case may be; and

(ii) Tenant shall also be liable for and shall pay to Landlord, as damages, any deficiency (referred to as "Deficiency") between the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the demised Term and the net amount, if any, of rents collected under any re-letting effected pursuant to the provisions of Section 29(A) for any part of such period (first deducting from the rents collected under any such re-letting all of Landlord's expenses in connection with the termination of this lease or Landlord's re-entry upon the Demised Premises and with such re-letting including, but not limited to, all reasonable out-of-pocket repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and other expenses of preparing the Demised Premises for such re-letting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this lease for payment of installments of Rent. Landlord shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Landlord's rights to collect the Deficiency for any subsequent month by a similar proceeding; and

(iii) At any time after the Demised Term shall have expired and come to an end or Landlord shall have re-entered upon the Demised Premises, as the case may be, whether or not Landlord shall have collected any monthly Deficiencies as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to

the amount by which the Rent and additional rent reserved in this lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of four (4%) per cent per annum. If, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the Demised Premises, or any part thereof, shall have been re-let by Landlord for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of Rent reserved upon such re-letting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so re-let during the term of the re-letting.

(B) If the Demised Premises or any part thereof, shall be re-let together with other space in the Building, the rents collected or reserved under any such re-letting and the expenses of any such re-letting shall be equitably apportioned for the purposes of this Article 30. Tenant shall in no event be entitled to any rents collected or payable under any re-letting, whether or not such rents shall exceed the rent reserved in this lease. Solely for the purposes of this Article, the term "Rent" as used in Section 30(A) shall mean the rent in effect immediately prior to the date upon which this lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Landlord, as the case may be, plus any additional rent payable pursuant to the provisions of Article 11 of the Escalation Year (as defined in Article 11) immediately preceding such event. Nothing contained in Article 28 and 29 of this Lease shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any statute or rule of law, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in Section 30(A).

31. **SUMS DUE LANDLORD**: In any case in which the Rent or additional rent is not paid within five (5) days of the day when same is due, Tenant shall pay a late charge equal to $.08-1/2 for each dollar so due, and in addition thereto, the sum of $100.00 for the purpose of defraying expenses incident to the handling of such delinquent account. Tenant further agrees that the late charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of rent to Landlord by Tenant. Tenant further agrees that the late charge assessed pursuant to this lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. Tenant will be liable for all reasonable out-of-pocket attorney fees incurred by Landlord as a result of Tenant's non-payment.

32. **NO WAIVER**: No act or thing done by Landlord or Landlord's agents during the Term hereby demised shall be deemed an acceptance of a surrender of said Demised Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of said Demised Premises prior to the termination of this lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this lease or a surrender of the Demised Premises. In the event of Tenant at any time desiring to have Landlord underlet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of the obligations under this lease unless otherwise agreed by the parties, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connections with such under-letting. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenants or conditions of this lease, or any of the Rules and Regulations annexed hereto and made a part hereof or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of the Rules and Regulations annexed hereto and made a part hereof or hereafter adopted, against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provision of this lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount then the monthly Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and

Landlord may accept such check or payment without prejudice to Landlords' right to recover the balance of such Rent or pursue any other remedy in this lease provided.

33. **WAIVER OF TRIAL BY JURY**: To the extent such waiver is permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. . Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise.

34. **BILLS AND NOTICES**: Except as otherwise expressly provided in this lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this lease shall be effective only if rendered or given in writing, in person or by email, addressed (A) to Tenant (i) at Tenant's address set forth in this lease if mailed prior to Tenant's taking possession of the Demised Premises, or (ii) at the Building if mailed subsequent to Tenant's taking possession of the Demised Premises,, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Demised Premises, or (B) to Landlord at Landlord's address set forth in this lease, or (C) addressed to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Article. Any such bills, statements, notices, demands, requests or other communications shall be deemed to have been rendered or given on the date when it shall have been mailed as provided in this Article.

35. **INABILITY TO PERFORM**: (A) If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord's reasonable control, whether or not such other cause shall be similar in nature to those hereinbefore enumerated, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this lease, or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord's other obligations under this lease, or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part or entitle Tenant to any abatement or diminution of rent unless such delay impedes the operation of Tenant's business at the Demised Premises (pro rata in proportion to the portion of the Premises that is rendered unusable due to the delay), or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

INTERRUPTION OF SERVICE: (B) Landlord reserves the right to stop the services of the air conditioning, elevator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which, in the judgment of Landlord are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed. If the Tenant is in default in the payment of the Rent or additional rent, or in the performance of any other provisions of this lease, and such default continues for ten (10) days after notice by Landlord to Tenant, then Landlord reserves the right to discontinue any or all of the services to the Demised premises during the continuance of such default. The exercise of such rights by Landlord shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

CONDITIONS OF LANDLORD'S LIABILITY: (C) (i) Tenant shall not be entitled to claim a constructive eviction from the Demised Premises unless Tenant shall have first notified Landlord of the condition or conditions giving rise thereto, and if the complaints be justified, unless Landlord shall have failed to remedy such conditions within a reasonable time after receipt of such notice.

TENANT'S TAKING POSSESSION: (D) (i) Tenant by entering into occupancy of the Premises shall be conclusively deemed to have agreed that Landlord up to the time of such occupancy had performed all of its obligations hereunder and that the Premises were in satisfactory condition as of the date of such occupancy, unless within ten (10) days after such date Tenant shall have given written notice to Landlord specifying the respects in which the same were not in such condition.

(ii) If Tenant shall use or occupy all or any part of the Demised Premises for the conduct of business prior to the Term Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this lease, including the covenant to pay rent for the period from the commencement of said use or occupancy to the Term Commencement Date.

36. **ENTIRE AGREEMENT**: (A) This lease (including the Schedules and Exhibits annexed hereto) contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agent or representative has made any representations or statements, or promises, upon which Tenant has relied regarding any matter or thing relating to the Building, the land allocated to it (including the parking area) or the Demised Premises, or any other matter whatsoever, except as is expressly set forth in this lease, including but without limiting the generality of the foregoing, any statement, representation or promise as to the fitness of the Demised Premises for any particular use, the services to be rendered to the Demised Premises or the prospective amount of any item of additional rent. No oral or written statement, representation or promise whatsoever with respect to the foregoing or any other matter made by Landlord, its agents or any broker, whether contained in an affidavit, information circular, or otherwise shall be binding upon the Landlord unless expressly set forth in this lease. No rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease. This lease may not be changed, modified or discharged, in whole or in part, orally and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this lease or any obligations under this lease, unless such agreement is set forth in a written instrument executed by the party against whom enforcement of the change, modification or discharge is sought. All references in this lease to the consent or approval of Landlord shall be deemed to mean the written consent of Landlord, or the written approval of Landlord, as the case may be, and no consent or approval of Landlord shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord.

(B) The submission of this lease to Tenant is not an offer to lease the premises, or any agreement by Landlord to reserve the premises for Tenant. Landlord will not be bound by Tenant until Tenant has duly executed and delivered duplicate original lease to Landlord along with the security deposit, and Landlord has duly executed and delivered a duplicate original of this lease to Tenant.

37. **DEFINITIONS**: The words "re-enter", "re-entry", and "re-entered" as used in this lease are not restricted to their technical legal meanings. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 6 hereof), Sundays and all days observed by the State or Federal Government as legal holidays. The terms "person" and "persons" as used in this lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their behalf or in a representative capacity. The various terms which are defined in other Articles of this lease or are defined in Schedules or Exhibits annexed hereto, shall have the meanings specified in such other Articles, Exhibits and Schedules for all purposes of this lease and all agreements supplemental thereto, unless the context clearly indicates the contrary.

38. **PARTNERSHIP TENANT**: If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 20 (any such

partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications of this lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant Or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests and other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).

39. **SUCCESSORS, ASSIGNS, ETC.**: (A) The terms, covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and assigns.

(B) Tenant agrees to maintain confidentiality of the terms of this Lease and agrees not to discuss the terms of this Lease with any other Tenant or prospective Tenant of the Building except as required by law.

40. **RIGHT OF FIRST OFFER**: Landlord will agreed if the adjacent space becomes available, Landlord will notify tenant. Tenant has (thirty) days from notice to decide whether to rent the adjacent space. Said space will be given to tenant at the same rental rate as they are paying for their current lease (i.e if space becomes available in year 2 of this lease agreement year 2 rental rate will be agreed upon rent for the adjacent space, along with the same rental increases as specified in this agreement.

41 Broker (A). Tenant agrees that if any claim is made for commissions by any broker through or on account of any acts of Tenant (other than the CBRE tenant representative), Tenant will hold Landlord free and harmless from any and all liabilities and expenses in connection therewith, including Landlord's reasonable attorney's fees.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Landlord: 535 REALTY MANAGEMENT CORP.

By: [signature]

Tenants: INTELLICHECK, INC.

By: BILL WHITE [digital signature]

PRINT NAME: BILL WHITE

TITLE: CEO

Witness for Landlord: ____________________

Witness for Tenant: ____________________

STATE OF NEW YORK)
) ss.:
COUNTY OF SUFFOLK)

On this ____ day of____________, 2017, before me personally came ____________________ to me known, who being by me duly sworn, did depose and say that he is a general partner of 535 REALTY MANAGEMENT CORP., the corporation described in, and which executed the foregoing instrument; that he signed his name thereto and executed said instrument for and on behalf of and with the authority of said limited corporation, as "Landlord".

____
Notary Public

STATE OF Washington)
) ss.:
COUNTY OF Mason)

On this 27th day of December, 2017, before me personally came Billy White to me known, who being by me duly sworn, did depose and say that he resides at 414 201st Pl SW Lynnwood WA 98036 and that he executed the foregoing instrument as "Tenant" and he signed his name thereto.

[signature]
Notary Public

Crystal N. Hudson
Commission Expires
NOTARY PUBLIC
02-02-2018
STATE OF WASHINGTON

STATE OF NEW YORK)
) ss.:
COUNTY OF

On this ____day of______________, 2017, before me personally came______________________ to me known, who being by me duly sworn, did depose and say that he resides at____ and that he executed the foregoing instrument as "Tenant" and he signed his name thereto.

____
Notary Public

RIDER TO LEASE

41. In the event of any inconsistency or conflict between the terms and provisions of the initial portion of this lease, i.e. paragraphs 1 through 40, and this Rider, the terms and provisions of this Rider shall govern and be binding.

42. This lease is subject to the lien of all present and/or future mortgages that affect the leased premises and to all renewals, modifications, replacements and extensions of this lease. This clause shall be self-operable but; in any event, the tenant agrees to execute promptly and deliver any estoppels certificate or other assurances that Landlord may request in furtherance of this provision.

43. This Lease shall be construed as having been drafted by all of the parties equally and the parties agree that judicial rules of interpretation regarding construction against the party that drafted the Stipulation shall not apply.

Tenant: Intellicheck, Inc.

By: BILL WHITE Digitally signed by BILL WHITE DN: cn=BILL WHITE, o=INTELLICHECK, ou=CEO, email=BWHITE@INTELLICHECK.COM, c=US Date: 2017.12.27 09:19:51 -08'00'

PRINT NAME: BILL WHITE

TITLE: CEO

Landlord: 535 REALTY MANAGEMENT CORP.

By: [signature]

Initials: Tenant bjw Landlord [initials]

EXHIBIT 1
Floor Plan and Legal Description



Server Room
Supply Room
Secure Storage
Closet

Lease: Intellicheck, Inc.

Initials: Tenant bjw Landlord ______

SCHEDULE "A"
Build-Out

(See attached)

SCHEDULE "B"
Rules and Regulations

RULES AND REGULATIONS

1. The sidewalks, entrances, driveways, passages, courts, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than for entry to and exit from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using stairways and passageways designated by Landlord for such delivery. There shall not be used in any space, or in the public hall of the building, either by tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. If said premises are situated on the ground floor of the building and have private entrances from outside of the building, tenant thereof shall further, at tenant's expense, keep the sidewalks and curb in front of said premises clean and free from ice, snow, dirt and rubbish. Landlord shall have the right, at any time, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that Landlord shall make no change in the arrangement and/or location of entrances or passageways or other public parts of the Building which will adversely affect in any material manner Tenant's use and enjoyment of the Demised Premises. Neither the Lease nor any use by Tenant shall give Tenant any right or easement to the use of any door or passage or concourse connecting with any other building or to any public conveniences, and the use of such doors and passages and concourse and of such conveniences may be regulated and/or discontinued at any time and from time to time by Landlord without notice to Tenant. Tenant may only use or occupy the Demised Premises during the hours noted in item #4(A) of the Lease. Tenant may not use or occupy the Premises at any time on Saturdays, Sundays, legal State or Federal holidays, or weekdays between 6:00 pm until 8:00 am. Tenant may purchase an access card for 24 hour access to the building. However, beyond 50 hours a week, there will be no normal services provided unless so ordered by tenant at additional expense at a price to be determined by landlord.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt, or other substances into any of the corridors or halls or out of the doors or windows or stairways of the building, and tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Reptiles, cats, dogs or animals of any kind are strictly prohibited.

4. No awnings or other projections shall be attached to the outside of the building without the prior written consent of the Landlord.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any tenant on any part of the outside of the demised premises of the building or on the inside of the demised premises if the same is visible from the outside of the premises, without the prior written consent of the Landlord, except that the name of the tenant, one listing, may appear on the wall next to the entrance door of the demised premises as provided by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to tenant or tenants violating this rule. No coffee pots or non-office related items should be visible from the hallway outside the entrance door of the demised premises.

6. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant and shall be of size, color and style standard to the building.

7. Office Equipment. Any electrical equipment that is not considered office equipment (such as televisions, etc.) must be approved by Management and will be billed monthly as additional electric.

8. No tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. No tenant shall lay linoleum or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water. The use of cement or other similar adhesive material is expressly prohibited.

9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or mechanism thereof without the written approval of the Landlord. In the event permission is granted to change the locks or install security devices, Landlord must be given keys to gain access to demised premises in case of an emergency. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of offices, storage rooms, and toilet rooms, either furnished to or otherwise procured by such tenant. In the event of the loss of any keys so furnished, such tenant shall pay to Landlord the cost thereof.

10. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises through the designated entrances and corridors and only during hours and in a manner approved by Landlord. The main lobby and elevator on the Duryea Road side shall not be used for this purpose at any time. Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

11. Canvassing, soliciting and peddling in the building are prohibited and each tenant shall cooperate to prevent the same.

12. Landlord shall have the right to prohibit any posting or advertising by any tenant which, in Landlords' opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such posting or advertising.

13. Tenant shall not bring or permit to be brought or kept in, or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or other unusual or other objectionable odors to permeate in or emanate from the demised premises.

14. Tenant's use of the parking spaces is limited to regular passenger vehicles, small pick-up trucks and mini-vans, except for pickups or deliveries on a daily basis. No passenger or commercial vehicle that uses more than one regular parking space may be parked in the parking lot. No vehicle, whether passenger or commercial, shall be parked or stored in the parking lot after regular operating hours as outlined in paragraph 4 of the Lease or overnight.

Any vehicle in the parking lot of 535 Broad Hollow Road, Melville that meets at least one of the following will be towed at vehicle owner's expense:

- Unregistered
- Trucks & Trailers
- No Plates
- Parked Along Curb in Fire Zone
- Parked in Fire Zones
- Blocking Fire Hydrants
- Blocking Building Entrances
- Blocking Entrances in/out of Property
- Abandoned Vehicle (broken windows, missing tire, inoperable, etc)
- Parked Outside Stalled Areas
- Parked in Two Stalls at One Time
- Parked in No Parking Areas
- Parked without Authorization in a Reserved Space
- Parked In Handicap Parking without Valid Handicap Permits
- Blocking or Prohibiting the Removal of Garbage
- Parked with For Sale Signs On It
- Blocking any Loading Area/Docks

If a vehicle is parked in violation of the Lease or the Rules and Regulations, Landlord has the option to have the vehicle towed at owner's expense and risk (fees to be determined by towing company and paid directly to the towing company). If Landlord chooses to have the vehicle towed, Landlord and its agents shall not be liable for any damages caused by or in connection with the removal of the vehicle. Direct all questions regarding the towing of a vehicle to the towing company at the number provided on the signs posted throughout the parking lot. * If Tenant has special parking circumstances, Tenant must inform Landlord in writing and Landlord, at their option, will make provisions.

15. Tenant shall keep all entrance/exit and office doors closed at all times. Do not leave leave any entrance door to the building ajar. These doors are alarmed and when left ajar, central station will be notified.

16. This is a smoke free building. There is NO SMOKING inside the building and the demised premises, including bathrooms and stairwells. There shall absolutely be NO SMOKING at or about any doorway to the building, i.e. the main lobby at Duryea Road and the entrances on the northwest, northeast, west and

east of the building. Smoking by the doorway blocks the passageway and leaves an unpleasant odor which impedes on the other tenants' rights to peaceably and quietly enjoy the demised premises and the building. If this rule is violated, a fine of $500.00 will be imposed on the owner of the suite where the violators work. Notices are posted at all entrances that smoking is not allowed within 100 feet of the building.

17. Tenant shall not cause, suffer or permit the premises or any use thereof to constitute a nuisance or to otherwise unreasonably interfere with or disturb the safety, comfort or enjoyment of the building tenants and occupants, or to cause any odors, vibrations, noises or other undesirable effects to emanate from the premises or any equipment or installation therein into other portions of the building.

18. Tenants may not use space heaters or portable air conditioners at any time without the consent of the Landlord. They are a fire hazard and interfere with the electricity to you suite and adjacent suites. They also cause circuit breaker damage. On weekdays between the hours of 8:00 am and 6:00 pm, the space will be heated to a temperature of not less than 60F degrees and cooled to a temperature of not more than 80F degrees. If there is a problem with the air conditioning or heat, please call the Management Office at 631-501-1080 or email to hauptmanrealty@gmail.com. Please do not stop the maintenance men in the hallways as we operate on a triage basis.

19. All waste paper baskets are to be used for paper items only. Tenant is responsible for all food or wet items that need to be disposed of. Tenant must make arrangements for the office to have a garbage can with a lid to prevent insect problems and unsanitary conditions.

20. No tenant shall place any drapes, blinds, shades or screens on any window or door relating to the premises without the prior written consent of Landlord. No tenant shall attach wallpaper or any wall coverings relating to the premises without the prior written consent of Landlord.

21. Tenants must shut off the electricity in their office upon leaving for the day and weekends.

22. No portion of any tenant's leased area shall, at any time, be used or occupied as sleeping or lodging quarters.

23. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased area or public areas regardless of whether such loss occurs when area is locked against entry or not.

24. All tenants will refer all contractors, contractor's representatives and installation technicians, pre-approved by Landlord, tendering any service to them to the Management Office of the building before the performance of any contractors' services. This provision
shall apply to all work performed in the building, including but not limited to, installation of telephones, telegraph equipment, electrical services and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings and any other physical portion of the building.

Initials: Tenant bjw Landlord [signature]

25. Emplacement of Unauthorized Equipment. Emplacement of equipment in your suite (such as a vending machines, fish tanks, safes, microwaves, refrigerators, toaster ovens, or any product with a comparable heating coil element that could produce smoke, etc.) is not permitted under the lease terms, specifically Lease Items 4(B), 4(C) and 25(A). Such emplacement may result in a floor overloading that may compromise the structure of the building, may overload the wiring installation and interfere with the reasonable use thereof by Landlord and other tenants in the building, may make void or voidable any insurance policy in force with respect to the building and is a fire hazard. Certain circumstances may be possible if a written request is submitted to Landlord and at Landlord's option, may be granted and a fee, determined by Landlord, may be imposed.

26. No extension cords (without breakers/fuses) are to be used. Management recommends 6 foot, UL-approved extension cords with surge protection. No lamp extension cords or multi-jacks should be utilized. Extension cords should never be placed in walk paths as this can cause serious accidents as a result of tripping.

27. Tenant is strictly prohibited from selling any food or beverage products at the demised premises.

28. Snow/Icy Conditions. In the event of snow and/or icy conditions, the following procedures will prevail:

- Building entrances will be limited to the South Lobby, West Lobby and the Northeast entrance with the handicap ramp only. These entrances will be cleared first. DO NOT ATTEMPT TO USE BULDING ENTRANCES AND EXITS OTHER THAN THE SOUTH LOBBY, WEST LOBBY AND THE NORTHEAST ENTRANCE WITH THE HANDICAP RAMP.
- All other entrances are considered emergency fire exits and are to be used for exiting the building in an emergency situation. At no time are they to be used as entrances to the building during inclement winter weather. These exits will be cleared only after the two main entrances to the building are cleared and sanded as needed.
- Vehicles will not park in areas that are roped with caution tape as these are where plows will still be working.
- We urge you to wear proper footwear during this type of weather and to use caution exiting and entering your vehicle as ice and snow could form if vehicle was parked prior to the plows going through.

29. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as its judgment shall, from time to time, be needful for the safety, protection, care and cleanliness of the building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

Schedule "C"
Renewal Option

Tenant shall have a personal and non-transferable option to renew the Term of this lease as set forth in Section 2. The Renewal Term shall begin the first day following the expiration of the immediately preceding Term. Tenant shall have the right to exercise the renewal option conferred herein by giving Landlord written notice at least one hundred eighty (180) days prior to the expiration of the then-current Term, which notice shall include whether Tenant has elected to extend for three (3) years of (5) years; provided that the time of exercise and as of the commencement of the Renewal Term (a) no Default has occurred; and (b) Tenant has not sublet or assigned any portion of the Premises. The renewal option shall be subject to all the terms and conditions contained in this lease, except that Rent during the Renewal Term shall be as follows:

If Tenant elects a three (3) year term: 3.5% increase over the rent due and payable for the last year of the then-current term, with 3.5% annual increases during each subsequent year of the Renewal Term.

If Tenant elects a five (5) year term: 3.0% increase over the rent due and payable for the last year of the then-current term, with 3.0% annual increases during each subsequent year of the Renewal Term.